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                                                                     Exhibit 1.1

                                3,000,000 Shares

                         BAY APARTMENT COMMUNITIES, INC.

              8.00% Series D Cumulative Redeemable Preferred Stock

                             UNDERWRITING AGREEMENT

                                                               December 15, 1997


PAINEWEBBER INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
         As Representatives of the
         several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

                  Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), confirms its agreement with you and the other underwriters listed in Schedule A (collectively, the "Underwriters"), for whom PaineWebber Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives (the "Representatives"), as follows:

         1.       Description of Securities.

                  (a) The Company proposes to issue and sell to the Underwriters 3,000,000 shares (the "Firm Shares") of its 8.00% Series D Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series D Preferred Stock").

                  (b) In addition, the Company is granting to the Underwriters an option to purchase up to an additional 450,000 shares of the Series D Preferred Stock on the terms and for the purposes set forth in Section 13 hereof (the "Option Shares"; and together with the Firm Shares, the "Shares").

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

                  (a) The Company meets the requirements for use of Form S-3 and a registration statement on Form S-3 (File No. 333-39037) with respect to the Shares, including a prospectus (the "Base Prospectus"), has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange
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Commission (the "Commission") thereunder and filed with the Commission and has become effective. Such registration statement may have been amended prior to the date of this Agreement; any such amendment was so prepared and filed, and any such amendment filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the Commission. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a prospectus supplement and a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations has been or will be so prepared and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations); and the Rules and Regulations do not require the Company to, and, without your consent, the Company will not, file a post-effective amendment after the time of execution of this Agreement and prior to the filing of such final form of prospectus. The registration statement may be supplemented by one or more forms of preliminary prospectus supplement, as contemplated by Rule 430 or Rule 430A of the Rules and Regulations, to be used in connection with the offering and sale of the Shares (each a "Preliminary Prospectus"). Copies of such registration statement, any such amendments, and each related Preliminary Prospectus have been delivered to the Representatives and your counsel. The term "Registration Statement" means such registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed by virtue of Rule 430A of the Rules and Regulations to be included in such Registration Statement at the Effective Date and any prospectus supplement filed thereafter with the Commission and shall include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "Prospectus" means, collectively, the Base Prospectus together with any prospectus supplement, in the respective forms they are filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, that is incorporated therein by reference.

                  (b) Each part of the Registration Statement, when such part became or becomes effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined) conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes

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effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the foregoing shall not apply to the statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation thereof. The Company acknowledges that the only information furnished to the Company by the Representatives specifically for inclusion in the Registration Statement is the information set forth in Exhibit I hereto. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                  (c) The financial statements and schedules included in the Registration Statement and the Prospectus set forth fairly the financial condition of the respective entity or entities presented as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The pro forma financial statements of the Company included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro form adjustments have been properly applied to the historical amounts in the compilation of such statements. No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), who have reported on the financial statements and schedules which are audited, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

                  (d) The Company has been duly organized and is validly existing as a corporation, is in good standing under the laws of the State of Maryland, has the power and authority to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve and will not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries (as hereinafter defined) taken as a whole.

                  (e) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit II attached hereto (the "subsidiaries"). Each of

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the Company's subsidiaries existing as of the date hereof is a corporation or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization. Each of the Company's subsidiaries existing as of the date hereof has the power and authority to conduct its business as described in the Registration Statement and Prospectus and is, or will be upon the Closing Date, duly qualified to do business in each jurisdiction in which it owns or leases, or will own or lease, real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve and will not involve a material risk to the business, properties, financial position or results of operations of the Company or any subsidiary taken as a whole. Except for the interests in the subsidiaries and as disclosed in the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, trust, association or other entity. Complete and correct copies of the articles or certificate of incorporation, partnership agreements, and of the by-laws of each of the Company's subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date, except as heretofore disclosed in writing to the Representatives. Except as otherwise described in the Registration Statement or the Prospectus, or as described in Exhibit II, all of the issued and outstanding capital stock of each corporate subsidiary of the Company has been duly authorized and will be, as of the Closing Date, validly issued, fully paid and non-assessable, and owned by the Company, in each case free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim, restriction or equity interest (each of the foregoing, a "Lien").

                  (f) The outstanding securities of the Company, including the Common Stock, $0.01 par value (the "Common Stock"), the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and the Shares have been duly authorized and are, or when issued and delivered to the Underwriters against full payment therefor as provided by this Agreement will be, validly issued, fully paid and nonassessable by the Company and conform, or when so issued will conform, to the description thereof in the Prospectus. Upon issuance, the Shares will have been issued in conformance with the requirements of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and the issuance and sale of the Shares as contemplated by this Agreement does not conflict with any restrictions or limitations granted to the holders of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock which have not been waived in writing. Copies of all such waivers have been delivered to the Representatives. The shareholders of the Company have no preemptive or similar rights with respect to the Shares. Except as set forth in the Registration Statement or the Prospectus, the Company does not have outstanding any option to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any securities, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations, except for stock options and shares of restricted stock granted

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pursuant to the Company's 1994 Stock Incentive Plan, as amended and restated, stock issuable under the 1996 Non-Qualified Employee Stock Purchase Plan and stock issuable under the Company's Dividend Reinvestment and Stock Purchase Plan.

                  (g) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company or its subsidiaries, and there has not been any material change in the capital stock, partnership interests, short-term debt or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole.

                  (h) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of their respective directors, partners or officers in their capacity as such, or any of the Communities (as defined in the Prospectus) before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in any material adverse change in the condition (financial or other), business prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole, or materially and adversely affect the properties or assets of the Company and its subsidiaries taken as a whole.

                  (i) There are no contracts or documents of a character required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or the Rules and Regulations that have not been so described or filed (the "Contracts"). All Contracts executed and delivered on or before the date hereof to which the Company or any subsidiary of the Company is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or, in the case of each such Contract which is to be executed and delivered on the Closing Date, will on the Closing Date, be duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and be enforceable against the Company or such subsidiary in accordance with the terms thereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                  (j) The Company has the corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable

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against the Company in accordance with the terms hereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally. Except as disclosed in the Prospectus, the execution, delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in the creation or imposition of any lien, charge or encumbrance upon the Communities (as defined in the Prospectus) or any of the other assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the articles of incorporation of the Company or by-laws of the Company, the articles or certificate of incorporation or by-laws or partnership agreements of any of the Company's subsidiaries, or any Contract, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the Communities or business or properties of the Company or any of its subsidiaries. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance or sale of the Shares by the Company, except such as may be required under the Act, the Exchange Act or state securities laws, or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company. The Company has the power and authority to authorize, issue, offer and sell the Shares, as contemplated by this Agreement, free of any preemptive rights.

                  (k) Each of the Company and its subsidiaries has complied in all material respects with all laws, regulations and orders applicable to it or their respective businesses and properties; neither the Company nor any of its subsidiaries is, and upon consummation of the offering of the Shares, none of them will be in default under any Contract, the violation of which would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole, and no other party under any such Contract to which the Company or any of its subsidiaries is a party is, to the knowledge of the Company, in default in any material respect thereunder; the Company is not in violation of its articles of incorporation or by-laws; except as disclosed in the Prospectus, the Company and each of its subsidiaries have or, upon the Closing Date, will have all governmental licenses (including, without limitation, a California real estate brokerage license and a California general contractor's license, if applicable), permits, consents, orders, approvals and other authorizations required to carry on its business as contemplated in the Prospectus, and none of them has received any notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

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                  (l) The Company, or its subsidiaries, as applicable, has good and marketable title to the Communities, and the Communities are not subject to any liens or encumbrances except for monetary liens as set forth in the Prospectus, non-delinquent property taxes, utility easements and other immaterial non-monetary liens or encumbrances of record. All liens, charges, encumbrances, claims or restrictions on or affecting the Communities which are required to be disclosed in the Prospectus are disclosed therein.

                  (m) The mortgages and deeds of trust encumbering the Communities are not convertible nor will the Company or any of its subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company. To the knowledge of the Company (i) the present and intended use and occupancy of each of the Communities complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; and (ii) there is no pending or, to the Company's knowledge, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Communities, except for such proceedings or actions that would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole.

                  (n) The Company and its subsidiaries maintain property and casualty insurance (other than earthquake insurance) in favor of the Company and its subsidiaries with respect to each of the Communities, in an amount and on such terms as is reasonable for businesses of the type proposed to be conducted by the Company and its subsidiaries. The Company maintains earthquake insurance on the Communities as set forth in the Prospectus. The Company or its subsidiaries has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the Communities (other than with respect to seismic activities).

                  (o) As of the Closing Date the Company, and each of its subsidiaries (i) will be in compliance in all material respects with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the Hazardous Materials (as defined below), or hazardous or toxic wastes, pollutants or contaminants (the "Environmental Laws"); (ii) will have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) will be in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not,

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individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (p)(i) None of the Company or any partnership that owns a Community (each a "Partnership") has at any time, and, to the best knowledge of the Company after due inquiry and investigation, no other party has, at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, released, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to, above under, in, into or from the Communities, except as disclosed in the environmental reports previously delivered to the Representatives or referred to in the Prospectus, or such as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor its subsidiaries intends to use the Communities or any subsequently acquired properties described in the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, releasing, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, storage and transportation of small quantities of substances that are regularly used as office supplies, household cleaning supplies, gardening supplies, or pool maintenance supplies in compliance with applicable Environmental Laws and in accordance with prudent business practices and good hazardous materials storage and handling practices.

                           (ii) None of the Company or the Partnerships, to the best knowledge of the Company after due inquiry and investigation, knows of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Communities or onto lands from which such hazardous or toxic waste of substances might seep, flow or drain into such waters, except as disclosed in the environmental reports previously delivered to the Representatives or referred to in the Prospectus or such as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (iii) None of the Company or the Partnerships to the best knowledge of the Company after due inquiry and investigation, has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials, hazardous or toxic waste or substances on or originating from the Communities arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law, except as disclosed in the environmental reports previously delivered to the Representatives or referred to

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         in the Prospectus or such as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  As used herein, "Hazardous Material" shall include, without limitation, any flammable materials or explosives, petroleum or petroleum-based products, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Communities as described in the Prospectus.

                  (q) In the ordinary course of its business, each of the Company and the Partnerships conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and on the basis of the reviews conducted by the Company in connection with the Communities, the Company has reasonably concluded that such associated costs and liabilities would not individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (r) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (s) Neither the assets of the Company nor its subsidiaries constitute, nor will such assets, as of the Closing Date, constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (t) The Company has elected to be taxed as a REIT under the Code and will use its best efforts to continue to be organized and will continue to operate in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Board of Directors determines that it is no longer in the best interest of the Company to continue to be so qualified.

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                  (u) Except as stated in the Prospectus, neither the Company nor any of its directors, officers or controlling persons has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

                  (v) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

                  (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) The Company has applied to have the Shares authorized for listing by the New York Stock Exchange and the Pacific Exchange. The Company shall use its best efforts to have the Shares listed by the New York Stock Exchange and the Pacific Exchange within thirty (30) days following the Closing Date.

                  (y) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the best knowledge of the Company after due inquiry and investigation, is any such dispute threatened.

                  (z) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, except as set forth in that certain Registration Rights Agreement dated March 16, 1994 among the Company and certain stockholders.

         3.       Purchase, Sale and Delivery of Shares.

                  (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the Shares to be agreed upon by the Representatives and the Company and set forth in the Price Determination Agreement, as hereinafter defined, the number of Shares set forth opposite the name of such Underwriter in Schedule A, plus such additional number of Shares which such Underwriter may become obligated to purchase pursuant to
Section 8 hereof. If the Company

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elects to rely on Rule 430A (as hereinafter defined), Schedule A may be attached to the Price Determination Agreement.

                  (b) Delivery of the Shares shall be made to the Representatives for the accounts of the Underwriters, against payment of the purchase price wire transfer of immediately available funds to the order of the Company, at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019. Such payments shall be made at 10:00 a.m., New York City time, on the third business day (or, if the Shares are priced as contemplated by Rule 15c6-1(c) of the Exchange Act after 4:30 p.m., New York City time, the fourth business day) following the date of this Agreement or, if the Company has elected to rely on Rule 430A, the third or fourth business day, as applicable, after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is herein referred to as the "Closing Date").

                  (c) To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

                  (d) If requested by the Representatives no later than the date of this Agreement, certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

                  (e) The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Representatives, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit III hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit III hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

         4. Covenants. The Company covenants and agrees with each Underwriter that:

                  (a) The Company will cause the Prospectus to be filed as required by Section 2(a) hereof (but only if the Representatives have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Representatives promptly of such filing; it will notify the Representatives promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; and it will file no amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy at a reasonable time prior to the filing.

                  (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                  (c) Within the time during which a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify you and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                  (d) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and counsel for the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you or they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of Section 4(a) hereof, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (e) The Company will make generally available to its security holders as soon as practicable, but not later than fifty (50) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement and will advise you in writing when such statement has been so made available.

                  (f) The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of the Company's obligations hereunder including, without limitation, its own travel (including air fare) and lodging expenses related to the preparation of the Prospectus and any sales efforts: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to either of them; (ii) the printing or (reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and all amendments or supplements to either of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange and the Pacific Exchange; (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the NASD; and (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

                  (g) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                  (h) Unless the Board of Directors of the Company determines in its reasonable business judgment that continued qualification as a "real estate investment trust" under the Code is not in the Company's best interest the Company will use its best efforts to, and will continue to meet the requirements to qualify as a "real estate investment trust."

                  (i) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

                  (j) The Company will comply with all provisions of any undertakings contained in Item 17 of the Registration Statement.

                  (k) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

                  (l) In the event that any portion of the Shares is issued without certificates pursuant to section 2-210 of the Maryland General Corporation Law (the "MGCL"), at the time of issuance of such Shares the Company shall fully comply with sections 2-210 and 2-211 of the MGCL.

         5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 pm., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) No Underwriter shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in your opinion is material, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been any change in the capital stock, partnership interests, short-term debt or long-term debt of the Company or its subsidiaries, (ii) there shall not have been any adverse change, or any development involving a prospective adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and (iii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the sole judgment of the Representatives any of the foregoing makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

                  (d) The Representatives shall have received the opinion of Goodwin, Procter & Hoar LLP, counsel for the Company dated the Closing Date, to the effect that:

                           (i) The Registration Statement has been declared effective under the Act; the Prospectus has been filed with the Commission pursuant to Rule 424; and to the best knowledge of such counsel (which may be based solely on an oral representation of a member of the staff of the Commission) no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or threatened by the Commission;

                           (ii) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations (other than (A) the financial statements and supporting schedules and other financial and statistical information and data included therein or omitted therefrom, and (B) any documents incorporated therein by reference, as to which such counsel need express no opinion), it being understood that in passing upon compliance as to the form of the Registration Statement, such counsel may assume that the statements made therein are correct and complete;

                           (iii) The descriptions in the Registration Statement (other than the documents incorporated therein by reference) and Prospectus of statutes are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                           (iv) The form of organization of the Company and its operations are such as to enable the Company to qualify as a "real estate investment trust" under the applicable provisions of the Code. The discussion in the Prospectus under the caption "Certain Federal Income Tax Considerations" fairly summarizes the Federal income tax considerations that are material to a holder of the Shares;

                           (v) The Company is not (after giving effect to the sale of the Shares) required to be registered under the 1940 Act;

                           (vi) The Company is in good standing under the laws of the State of California as a foreign corporation, has full power and authority to conduct its business as described in the Registration Statement and Prospectus;

                           (vii) Each of the partnerships that owns a Community (the "Partnerships") is a limited partnership duly organized, validly existing and in good standing under the laws of its state of incorporation and has the power under its partnership agreement and the applicable Limited Partnership Act necessary to conduct its business as described in the Registration Statement and Prospectus; each of the corporate subsidiaries of the Company is duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to conduct its business as described in the Registration Statement and Prospectus;

                           (viii) The General Partners of each of the Partnerships are duly qualified to do business in the State of California, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve and will not involve a material risk to the business, properties, financial position or results of operations of such subsidiary;

                           (ix) All of the outstanding shares of Common Stock and the Preferred Stock of the Company identified in the Prospectus (including the Shares) have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and nonassessable and conform, or when so issued will conform, to the description thereof in the Prospectus; and the shareholders of the Company have no preemptive or similar rights with respect to the Shares pursuant to the Company's Charter or applicable statute or pursuant to any contract identified on an exhibit to such opinion (which exhibit lists all contracts identified by the Company in an officer's certificate as material under the standard set forth in Item 601(b)(10) of Regulation S-K);

                           (x) The Company has full corporate power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by the Company; to the knowledge of such counsel, the issuance and sale of the Shares to the Underwriters on the terms contemplated herein will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company, any of its subsidiaries or the Partnerships, pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, (i) the articles of incorporation or by-laws of the Company, (ii) the articles or certificate of incorporation or by-laws of any of the Company's subsidiaries, or the partnership agreements or other organizational documents of the Partnerships, (iii) any contract identified on the schedule to such opinion referenced above to which the Company, any of its subsidiaries or the Partnerships is a party or by or pursuant to which any of them or their respective properties is bound, affected or financed or (iv) any statute, judgment, ruling, decree, order, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, any of its subsidiaries or the Partnerships (except that such counsel need express no opinion as to the securities or Blue Sky laws of any jurisdiction other than the United States), where such violation or default, individually or in the aggregate, might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries taken as a whole;

                           (xi) To the knowledge of such counsel, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the issuance or sale of the Shares by the Company, except (i) such as have been obtained under the Act or the Exchange Act, or (ii) such as may be required under state securities laws or the by-laws of the NASD in connection with the purchase and distribution of the Shares by the Underwriters; and

                           (xii) To the knowledge of such counsel, none of the Company, any of its subsidiaries or the Partnerships is in violation of its articles or certificate of incorporation, by-laws, partnership agreements, or other organizational documents, as applicable, or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any Contract known to such counsel to which the Company, any of its subsidiaries or the Partnerships is a party will be a party, or by or pursuant to which any of them or their respective properties is bound, affected or financed will be bound, affected or financed, and, to the knowledge of such counsel, none of the Company, any of its subsidiaries or the Partnerships is in violation of any judgment, ruling, decree, order, franchise, license or permit known to us or any statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, any of its subsidiaries or the Partnerships; where such violation or default, individually or in the aggregate, might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries taken as a whole.

         In connection with delivering such opinion such counsel shall also state:

         (a) No facts have come to their attention which cause them to believe that the Registration Statement (excluding the financial statements and notes thereto, financial schedules and other financial or statistical information and data included therein or omitted therefrom, as to which they need express no opinion), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

         (b) No facts have come to their attention which cause them to believe that the Prospectus (excluding the financial statements and notes thereto, financial schedules and other financial or statistical information and data included therein or omitted therefrom, as to which they need express no opinion), as of its date or the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such opinions, such counsel may rely on certificates of public officers, upon opinions of counsel reasonably satisfactory to the Representatives, copies of which shall be contemporaneously delivered to the Representatives, and as to matters of fact, upon certificates of officers of the Company; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, such counsel is unaware of any reason why it and the Underwriters are not justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date.

                  (e) The Representatives shall have received from O'Melveny & Myers LLP, counsel for the Underwriters (based upon Goodwin Procter & Hoar LLP's opinion respecting Maryland law), such opinion or opinions, dated the Closing Date, with respect to the organization of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters. In rendering such opinion, such counsel may rely upon certificates of public officers and upon opinions of counsel, copies of which shall be contemporaneously delivered to the Representatives, and as to matters of fact, upon certificates of officers of the Company.

                  (f) At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand a letter dated such date, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and other financial information included in the Registration Statement and the Prospectus (the "initial comfort letter"). On the Closing Date, you shall have received from Coopers & Lybrand a letter dated as of the Closing Date to the effect that they reaffirm the statements made in the initial comfort letter, except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

                  (g) The Representatives shall have received from the Company a certificate, signed by the Chairman of the Board or the President and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:

                           (i) The representations and warranties of the Company in this Agreement were when originally made and are at the time such certificate is delivered true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission; and

                           (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth.

                  (h) The Company shall have applied to have the Shares approved for listing on the New York Stock Exchange and the Pacific Exchange, and such applications shall not have been disapproved.

                  (i) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

                  6.       Indemnification and Contribution.

                           (a) The Company will indemnify and hold harmless each
Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by the Company and filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such underwriter through its gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage (A) arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus or (B) results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus or Prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) if the Company shall sustain the burden of proving that the Underwriters sold Shares to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                  (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished to the Company by the Representatives on behalf of any Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

                  (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action ore claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

         7. Representations and Agreements to Survive Delivery. All representations, warranties, agreements and covenants, of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Shares hereunder.

         8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 3 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 3 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         9. Termination. The Representatives shall have the right, by giving notice as hereinafter specified at any time at or prior to the Closing Date, to terminate this Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal or New York authorities, or (vi) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party with respect to Shares not purchased by reason of such termination except that the provisions of Section 4(f) (costs and expenses) and
Section 6 (indemnification and contribution) hereof shall at all times be effective. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, telex or telecopy, confirmed by letter.

         10. Notices. All notices or communications hereunder shall be in writing and if to the Underwriters shall be mailed, delivered, telexed or telecopied and confirmed to the Representatives at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention:
Corporate Finance Department, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 4340 Stevens Creek Boulevard, Suite 275, San Jose, California 95129, Attention: President. Notice to any Underwriter pursuant to Section 6 hereof shall be mailed, delivered, telexed or telecopied and confirmed to such Underwriter's address as it appears in such Underwriter's questionnaire or other notice furnished to the Company in writing for the purpose of communications hereunder. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         11. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the persons or entities referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

                  Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

         12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

         13. Over-allotment Option.

                  (a) In addition to the Shares being sold by the Company as described in Section 1(a) hereof (which are referred to herein as the "Firm Shares"), the Company hereby grants to the Underwriters an option to purchase, severally and not jointly, up to an aggregate of 450,000 additional Shares (which are referred to herein as the "Option Shares") on the terms and for the purposes set forth in Section 13(b). The first two paragraphs of Section 3 hereof shall be deemed to apply only to the purchase, sale and delivery of the Firm Shares. References in those two paragraphs and in Schedule A hereto to the "Shares" shall be deemed to be references to the "Firm Shares"; except as otherwise provided in this Section 13, other references in this Agreement to the "Shares" shall be deemed to include the Firm Shares and the Option Shares.

                  (b) Upon written notice from the Representatives given to the Company not more than 30 days subsequent to the date of the initial public offering of the Shares, the Underwriters may purchase all or any portion of the Option Shares at the purchase price per share to be paid for the Firm Shares. The Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, that Underwriter's proportionate share (based upon the respective underwriting obligations of the several Underwriters hereunder as set forth in Schedule A hereto except as may be adjusted by you to eliminate fractions) of the number of Option Shares specified in such notice. Such Option Shares may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company. The "Closing Date" as defined in Section 3 hereof with respect to the Firm Shares, shall be deemed to be the "First Closing Date," and the time for the delivery of and payment for the Option Shares is herein referred to as the "Second Closing Date," (which may be the same date as the First Closing Date). The Second Closing Date shall be determined by the Representatives but shall be not later than 10 days after you give to the Company written notice of election to purchase Option Shares. The preparation, registration, checking and delivery of, and payment for, the Option Shares shall occur or be made in the same manner as provided in Section 3 hereof for the Firm Shares, except as the Representatives and the Company may otherwise agree.

                  (c) The conditions to the Underwriters' obligations set forth in Section 5 shall be deemed to be conditions to the Underwriters' obligations to purchase and pay for the Shares to be purchased on each of the First Closing Date and the Second Closing Date, as the case may be; references in that Section and in Sections 2, 8 and 9 hereof to the "Closing Date" shall be deemed to be references to the First Closing Date or Second Closing Date, as the case may be, and references to the "Securities" in Section 5 hereof shall be deemed to be references to the Firm Shares and/or the Option Shares, as the case may be, to be purchased by the Underwriters on such Closing Date. A termination of this Agreement as to the Option Shares after the First Closing Date will not terminate this Agreement as to the Firm Shares.

         14. Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         15. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         16. Waivers of Trial by Jury. The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.


                            [signature page follows]

                  If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters.

                                Very truly yours,

                                            BAY APARTMENT COMMUNITIES, INC.


                                            By:      /s/Gilbert M. Meyer
                                                     --------------------------
                                                     Gilbert M. Meyer
                                                     President




ACCEPTED as of the date
first above written

PAINEWEBBER INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

Acting on behalf of themselves
and as the Representatives of
the other several Underwriters
named in Schedule A hereof

By:      PAINEWEBBER INCORPORATED


By:      /s/ Frederick T. Caven, Jr.
         -------------------------------
         Frederick T. Caven, Jr.
         Managing Director

                                   SCHEDULE A

                                  Underwriters


                                                                                          Number of Firm
                                                                                           Shares to be
                                                                                            Purchased
                                                                                     ------------------------
PaineWebber Incorporated............................................................         1,200,000
Morgan Stanley & Co. Incorporated ..................................................         1,200,000
Bear, Stearns & Co. Inc.............................................................           100,000
Donaldson, Lufkin & Jenrette Securities Corporation.................................           100,000
Goldman, Sachs & Co.................................................................           100,000
Lehman Brothers Inc.................................................................           100,000
Legg Mason Wood Walker, Incorporated................................................           100,000
Prudential Securities Incorporated..................................................           100,000

                                                                                     ------------------------

         Total......................................................................         3,000,000
                                                                                     ========================

                                 Schedule A - 1

                                    EXHIBIT I


                      INFORMATION IN PRELIMINARY PROSPECTUS
                           AND PROSPECTUS FURNISHED BY
                                THE UNDERWRITERS



                  The following information appearing in the Preliminary Prospectus, if any, and the Prospectus has been furnished by the Underwriters in writing specifically for use in the preparation of such Preliminary Prospectus and the Prospectus.

                  1. The following information contained in the Prospectus Supplement under the heading "Underwriting:"

                           a. the allocation of shares between the Underwriters in table following the first paragraph;

                           b. the amounts of the selling concession and reallowance set forth in the second paragraph; and

                           c. the information in the second sentence of the fifth paragraph.

                                   EXHIBIT II

                              LIST OF SUBSIDIARIES

                  Bay Apartment Communities, Inc. (the "Company") owns interests in the following entities:

Subsidiaries

1. Bay Asset Group, Inc., a Maryland corporation, is a wholly-owned subsidiary of the Company.

2. Bay GP, Inc., a Maryland corporation, is a wholly-owned subsidiary of the Company.

3. Bay Development Partners, Inc., a Maryland corporation, is a wholly-owned subsidiary of Bay Asset Group, Inc.

4. Bay Waterford, Inc., a Maryland corporation, is a wholly-owned subsidiary of Bay Asset Group, Inc.

Partnerships

1. Bay GP, Inc. is the sole general partner of Bay Countrybrook, L.P., a Delaware limited partnership. There are third-party limited partners.

2. Bay Development Partners, Inc. is the sole general partner of San Francisco Bay Partners II, Ltd., a California limited partnership. There is one third-party limited partner.

3. Bay Development Partners, Inc. is the sole general partner of San Francisco Bay Partners III, L.P., a California limited partnership. The Company is the sole limited partner.

4. Bay Development Partners, Inc. is the sole partner of Toyon Road San Jose Partners, L.P., a California limited partnership. The Company is the sole limited partner.

5. Bay Development Partners, Inc. is the sole general partner of Foxchase Drive San Jose Partners II, L.P., a California limited partnership. The Company is the sole limited partner.

6. The Company is the sole general partner of Bay Rincon, L.P., a California limited partnership.

7. The Company is the sole general partner of Bay Pacific Northwest, L.P., a Delaware limited partnership. There are third-party limited partners.


                                      LIENS

                  The Financial Guaranty Insurance Company has a lien on all of the issued and outstanding capital stock of Bay Waterford, Inc. and Bay Development Partners, Inc.

                                   EXHIBIT III


                                3,000,000 Shares

                         BAY APARTMENT COMMUNITIES, INC.

              8.00% Series D Cumulative Redeemable Preferred Stock

                          PRICE DETERMINATION AGREEMENT

                                                               December 15, 1997


PAINEWEBBER INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

                  Reference is made to the Underwriting Agreement, dated December 15, 1997 (the "Underwriting Agreement"), among Bay Apartment Communities, a Maryland corporation (the "Company"), and the several Underwriters named in Schedule A thereto (the "Underwriters"), for whom PaineWebber Incorporated Morgan Stanley & Co. Incorporated are acting as representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 3,000,000 shares (the "Firm Shares") of the Company's 8.00% Series D Cumulative Redeemable Preferred Stock, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

                  Pursuant to Section 3 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:

                  The public offering price per share for the Firm Shares shall be $25.00.

                  The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $24.2125 representing an amount equal to the public offering price set forth above, less $0.7875 (3.15% of the public offering price) per share.

                  The Company represents and warrants to the Underwriters that the representations and warranties of the Company set forth in Section 2 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

                                      III-1

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

                  If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counter part hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                Very truly yours,

                                            BAY APARTMENT COMMUNITIES, INC.



                                            By:      /s/Gilbert M. Meyer
                                                     --------------------------
                                                     Gilbert M. Meyer
                                                     President




ACCEPTED as of the date
first above written

PAINEWEBBER INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

Acting on behalf of themselves and
as the Representatives of the other
several Underwriters named in Schedule A to the Underwriting Agreement

By:      PAINEWEBBER INCORPORATED



By:      /s/Frederick T. Caven, Jr.
         --------------------------------
         Frederick T. Caven, Jr.
         Managing Director

                                      III-2